EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 22, 2018, relating to the December 31, 2017 and December 31, 2016 financial statements of Vynleads, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

September 24, 2018